PROPERTY OPTION AGREEMENT
                            -------------------------

         This Property Option Agreement (this "Agreement"), dated as of August 24, 1999, is made and entered into by and between AH Battery Park Owner, LLC, an Ohio limited liability company (the "Grantor"), and Brookdale Living Communities of New York-BPC, Inc., a Delaware corporation ("Brookdale").


                                    RECITALS
                                    --------

         WHEREAS, the Grantor owns the leasehold interest in certain land legally described on Schedule I attached hereto, together with all fixtures and improvements thereon (such land, fixtures and improvements, together with any additional fixtures and improvements constructed after the date hereof, shall collectively be referred to as the "Land") subject in all cases to the terms and provisions contained in that certain Ground Lease dated as of August 24, 1999 (the "Ground Lease") by and between Grantor, as lessee, and Battery Park City Authority, as lessor ("Lessor");

         WHEREAS, the Grantor has engaged Brookdale for the purpose of developing a senior congregate and non-licensed assisted living facility in Battery Park City, New York (the "Project") on the Land pursuant to that certain Amended and Restated Development Agreement of even date herewith (as it may be amended from time to time, the "Development Agreement") between the Grantor and Brookdale;

         WHEREAS, the Grantor has engaged Brookdale for the purpose of acting as the manager of the Project pursuant to that certain Management Agreement of even date herewith (as it may be amended from time to time, the "Management Agreement") between the Grantor and Brookdale; and

         WHEREAS, Key Corporate Capital, Inc., Fleet National Bank and European American Bank (collectively, the "Senior Lender"), have agreed to make a loan
(the "Senior Loan") to the Grantor up to the sum of $49,125,000 to fund a portion of the costs of the Project pursuant to (i) that certain Building Loan Agreement of even date herewith (as it may be amended from time to time with the consent of Brookdale, the "Senior Loan Agreement") between the Grantor and the Senior Lender and (ii) the other "Loan Documents" (as such term is defined in the Senior Loan Agreement; as the same may be amended from time to time with the consent of Brookdale, collectively with Senior Loan Agreement, the "Senior Loan Documents").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Brookdale hereby agree as follows:

1.       The Option.
         -----------


         a. The Owner hereby grants an irrevocable option (the " Option") to Brookdale (or its nominee) to purchase the Property (as hereinafter defined) subject to the Permitted Exceptions (as hereinafter defined) for the Purchase Price (as hereinafter defined).

         b. The Option shall terminate and expire on the date (the "Option Termination Date") that is thirty (30) days after the stated maturity date of the Senior Loan, as it may be extended.

2. The Property. For purposes of this Agreement, the term "Property" shall mean any and all interests of the Owner in the following items: (a) the Land and the Ground Lease, (b) all personal property and other tangible property now or hereinafter located on the Land or used in connection with the construction, development, operation or maintenance of the Land, including, but not limited to, fixtures and equipment, and (c) all other property now or hereafter used in connection with the operation or maintenance of the Land, including, but not limited to, contracts, leases, agreements, guaranties, plans and specifications, licenses, books and records and all other items and instruments pertaining to the Land and the Ground Lease.

3. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the fair market value of the Property as agreed to by the parties (or if the parties do not agree to such fair market value, then as reflected in an appraisal of the Property, dated not more than six (6) months before the Closing Date [as defined in Section 4 hereof], by a qualified MAI appraiser selected by Brookdale, less the then outstanding principal amount of the Senior Loan if the Senior Loan is being assumed by Brookdale (or its nominee).

4. Exercise of the Option. Brookdale may exercise the Option by giving the Owner at least five (5) days' prior written notice (the "Option Notice"). The Option Notice shall specify (a) the date (the "Closing Date") of the exercise of the Option, which shall be not be later than the Option Termination Date. If Brookdale exercises the Option prior to the Option Termination Date but fails to close prior to the Option Termination Date due to no fault of Grantor, then the Option shall terminate and Brookdale's right shall cease and be null and void.

5. Closing. Upon receipt of the Option Notice, the parties will schedule a closing (the "Closing") to occur on the Closing Date at the Chicago, Illinois offices of counsel to Brookdale. If Brookdale (or its nominee) exercises the Option, the Closing shall occur in accordance with the provisions of Section 7 hereof.

6.       Intentionally Omitted.
         ----------------------

7.       Closing of Purchase of Property.
         --------------------------------

         a. At the Closing of the purchase of the Property, the Purchase Price shall be paid to the Owner by wire transfer of immediately available funds to an account designated by the Owner.

         b. At the Closing of the purchase of the Property, the Owner shall deliver to Brookdale (or its nominee) the following items (collectively, the "Property Conveyance Documents"):

                i. Bill of Sale. A bill of sale (the "Bill of Sale") conveying, transferring and otherwise assigning to Brookdale (or its nominee) any and all of the Property, other than the Land.

                ii. Assignment of Leases and Agreements. An assignment of leases and agreements (the "Assignment of Leases") conveying, transferring and otherwise assigning to Brookdale (or its nominee) any and all rights in any leases, residency agreements or other agreements affecting the Project or the Land, which Brookdale previously approved.

                iii. Special Warranty Deed. A Special Warranty Deed and/or Assignment of Lease (the "Deed") conveying to Brookdale (or its nominee) Owner's interest in and to the Ground Lease, subject only to the encumbrances or other exceptions (collectively, the "Permitted Exceptions")
                         (A) that existed on the Land on the date of the conveyance of the Land to the Owner, (B) created by the lien of the Hard Cost Mortgage, Assignment of Leases and Rents and Security Agreement and the Soft Cost Mortgage, Security Agreement and Assignment of Leases and Rents of even date herewith (together, the "Mortgages") made by the Owner in favor of the Senior Lender and all other Senior Loan Documents unless the Senior Loan is being repaid, (C) created by Brookdale in connection with actions taken by it under the Development Agreement or the Management Agreement, (D) Permitted Encumbrances (as defined in the Senior Loan Documents) that are consented to in writing by Brookdale and (E) the Ground Lease.

                iv. Other Documents. Such other documents or instruments which are necessary to complete and perfect the conveyance of Property to Brookdale or its nominee as contemplated by this Agreement, including, without limitation, any transfer declarations, 1099-S
                         Solicitations,   owner's  affidavits  and
                         undertakings required by the title company and similar items required by local law or the title company.

         c. The Owner and Brookdale shall each be solely responsible for its own costs incurred in connection with the Closing; provided, however, that Brookdale shall (i) pay all costs in connection with the transfer of the Property, including transfer and conveyance taxes, if any, and (ii) pay, or reimburse the Owner for, all reasonable legal fees and expenses of the Owner incurred in connection with such Closing in an amount not to exceed $2,500 when aggregated with all other legal fees and expenses paid or reimbursed by Brookdale pursuant to Section 4(a) of the Equity Option Agreement.

8.       Intentionally Deleted.
         ----------------------

9. Owner Representations. The Owner represents and warrants to Brookdale as follows as of the date hereof and as of the Closing Date:

         a. The Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Property Conveyance Documents and to own and operate its property and to carry on its business as now conducted. The Owner is duly qualified to do business in each jurisdiction where the nature of its operations and applicable laws require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Owner.

         b. The execution, delivery and performance of this Agreement by the Owner have been, and, if applicable, as of the Closing Date, the execution, delivery and performance of the Property Conveyance Documents by the Owner will have been, duly authorized by all necessary partnership action, and this Agreement is, and when executed and delivered, each of the Property Conveyance Documents will be, the legal, valid and binding obligation of the Owner, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or the laws or equitable principles affecting the enforcement of creditors' rights generally.

         c. The execution, delivery and performance by the Owner of this Agreement do not, and, if applicable, the execution, delivery and performance by the Owner of the Property Conveyance
                Documents will not, contravene the terms of the Partnership Agreement, conflict with or result in any breach or contravention of, or the creation of any lien under, any agreements or instruments to which it is a party or by which it or any of its property is bound or violate any state or federal law and all required approvals therefor, if any, have been of, if applicable, will have been as of the Closing Date, duly obtained.

         d. The Owner is the owner of the Property, subject to the Permitted Exceptions and has full power and authority to sell, convey, assign and transfer to Brookdale the Property, free and clear of all liens and encumbrances except the Permitted Exceptions.

         e. There is no litigation or other proceeding pending against the Owner which could have a material adverse effect on the Owner's ability to consummate the transactions contemplated by this Agreement and the Property Conveyance Documents.

10. Covenants. Until the earlier of the Closing or the Option Termination Date, unless Brookdale otherwise consents in writing, the Owner shall continue to own the Property, free of any liens, claims or encumbrances, other than Permitted Exceptions.

11.      Miscellaneous.
         --------------

         a. Equitable Relief. Grantor and Brookdale agree that money damages or other remedy at law would not alone be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by such Grantor and that, in addition to all other remedies available to Brookdale, Brookdale shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

         b. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by facsimile(with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by facsimile, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

                  If to Grantor:          AH Battery Park Owner, LLC
                                          c/o Alliance Holdings, Inc.
                                          723 Electronic Drive
                                          Suite 300
                                          Horsham, Pennsylvania 19044
                                          Attention: David B. Fenkell
                                          Facsimile: (610) 902-0777

                  with a copy to:         Squire, Sanders & Dempsey, L.L.P.
                                          41 South High Street
                                          Columbus, Ohio 43215
                                          Attention: Paul F. Sefcovic
                                          Facsimile: (614) 365-2499

                  If to Brookdale:        Brookdale Living Communities of
                                            New York-BPC, Inc.
                                          c/o Brookdale Living Communities, Inc.
                                          77 West Wacker Drive
                                          Suite 4400
                                          Chicago, Illinois 60601
                                          Attention: Darryl W. Copeland, Jr.
                                          Facsimile: (312) 977-3699
                                          Attention: Robert J. Rudnik
                                          Facsimile: (312) 977-3769

         c. Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         d. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Brookdale may assign its rights under this Agreement without the consent of Grantor. In the event that Brookdale assigns its rights under this Agreement, it shall so notify the other parties hereto, and references herein to Brookdale shall be deemed to be references to the assignee to whom such rights have been assigned upon the execution and delivery by Brookdale and such assignee of an assignment and assumption agreement with respect to this Agreement and delivery of a copy thereof to each of the other parties hereto.

         e. Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of the parties hereto.

         f.     Section  Headings.   The  section  headings  contained  in  this
                Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         h.     Applicable   Law.  This  Agreement  shall  be  governed  by  and
                construed in accordance with the laws of the State of Illinois (without giving effect to principles of conflicts of law).

         i. Waiver of Jury Trial. Each party hereto (or joining in the execution hereof), after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. No such party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived unless failure to so consolidate would result in a loss of such claim.

         j. Mortgage. The parties hereto acknowledge and agree that (i) the Option is subject and subordinate to the lien of the Mortgages and the Ground Lease, and (ii) upon the entry of a final decree of foreclosure with respect to the Property, or the conveyance thereof pursuant to a power of sale, if applicable, or conveyance deed in lieu of foreclosure, the Option shall be extinguished notwithstanding that the Option Termination Date may not yet have occurred.

         k. Limitation of Personal Liability. Notwithstanding any other provision of this Agreement to the contrary, (i) in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Grantor be personally liable to Brookdale for any of such Grantor's obligations under this Agreement, and (ii) if the Owner defaults in connection with any representation or covenant of the Owner set forth in this Agreement, it will not create any personal liability against the Owner. Notwithstanding any other provision of this Agreement to the contrary, (i) in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Brookdale be personally liable to Grantor for any of Brookdale's obligations under this Agreement, and (ii) if Brookdale defaults in connection with any representation or covenant of Brookdale set forth in this Agreement, it will not create any personal liability against the Brookdale.

         l. Confidentiality. Grantor acknowledges that Brookdale may suffer irreparable harm if the information provided to Grantor pursuant to this Agreement or this Agreement was disclosed to any third parties. Accordingly, Grantor shall keep this Agreement and all such information confidential and shall not disclose any of such information not already known to the public to any party except Grantor's lenders, attorneys, accountants and other professional advisors in connection with the transactions contemplated by this Agreement or as otherwise required by law or court order. Grantor shall endeavor to minimize the number of persons who have copies of this Agreement and shall inform each of such persons of the confidential nature thereof. The provisions of this Section shall not prohibit an affiliate of Grantor from participating in other similar transactions with parties other than Brookdale or its affiliates.



                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                              GRANTOR:

                              AH Battery Park Owner, LLC

                              By:  AH Battery Park Member, LLC,
                                   its sole member and manager

                                   By:  Alliance Holdings, Inc.,
                                        its sole member and manager


                                        By:  /s/ David B. Fenkell
                                             ----------------------------
                                             Name:     David B. Fenkell
                                             Its:      President


BROOKDALE:

BROOKDALE LIVING COMMUNITIES
OF NEW YORK-BPC, INC.


By:  /s/ Mark J. Schulte
     --------------------------
Name:     Mark J. Schulte
Its:      President

STATE OF PENNSYLVANIA  )
                       ) SS.
COUNTY OF MONTGOMERY   )


         The foregoing instrument was acknowledged before me this 18th day of August, 1999, by David B. Fenkell, the President of Alliance Holdings, Inc., as member and manager of AH Battery Park Member, LLC, which is the sole member of AH Battery Park Owner, LLC.


NOTARY SEAL
                                        /s/ Jospeh Hiltwine
                                        --------------------------
                                             NOTARY PUBLIC
                                    Montgomery County, Pennsylvania

STATE OF ILLINOIS      )
                       )SS.
COUNTY OF COOK         )


         The foregoing instrument was acknowledged before me this 16th day of August, 1999, by Mark J. Schulte, the President of Brookdale Living Communities of New York-BPC, Inc., on behalf of said corporation.


NOTARY SEAL
                                        /s/ Donna Jean Elrod
                                        --------------------------
                                             NOTARY PUBLIC
                                        Cook County, Illinois

                                   SCHEDULE I
                                   ----------

                                LEGAL DESCRIPTION
                                -----------------




All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City of New York and State of New York, bounded and described as follows:

BEGINNING at the intersection of the southerly line of Chambers Street and the westerly line of North End Avenue;

THENCE  southerly  along the  westerly  line of North End Avenue,  a distance of
196.00 feet to a point on the northerly line of Warren Street;

THENCE westerly along said northerly line of Warren Street, a distance of 100.00 feet to the division line between Parcel 20C on the west and Parcel 20B on the east;

THENCE northerly along said division line at right angles to the preceding course, a distance of 196.00 feet to the southerly line of Chambers Street;

THENCE  easterly  along said southerly  line of Chambers  Street,  a distance of
100.00 feet to the point of the BEGINNING.